  Exhibit 6.21

MANUFACTURED HOUSING PROPERTIES INC.

STOCK COMPENSATION PLAN
_____________________________________________

ARTICLE ONE

ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

1.1           Establishment of Plan. The Company hereby establishes the Stock Compensation Plan (the "Plan") for its directors, officers (including corporate, divisional and Subsidiary officers), employees, and advisers and consultants rendering services to or for the Company, its divisions and Subsidiaries. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and Tax Benefit Rights.

1.2           Purpose of Plan. The purpose of the Plan is to provide non-employee directors, officers, employees and advisers and consultants of the Company, its divisions and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers, employees and advisers and consultants with the interests of the Company's Stockholders through the opportunity for increased stock ownership and to attract and retain directors, officers, employees and advisers and consultants of exceptional abilities. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

ARTICLE TWO

DEFINITIONS

The following words have the following meanings unless a different meaning is plainly required by the context:

(a) "Act" means the Securities Exchange Act of 1934, as amended.

(b) "Board" means the Board of Directors of the Company.

(c)
"Cause" means (a) the unauthorized disclosure of any trade secret or confidential information of the Company or any Subsidiary, (b) the commission of an act of embezzlement or fraud, or (c) conviction of a felony which, in the discretion of the Board, causes or could cause substantial injury and discredit to the Company or any Subsidiary.

(d)
"Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the Stockholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the Stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

(e)
"Code" means the Internal Revenue Code of 1986, as amended.

(f)
"Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. If the Company’s Common Stock is registered under the Act, the Committee shall consist of at least two members of the Board and all of its members shall be "Non-Employee Directors" as defined in Rule 16b-3 issued under the Act.

(g)
"Common Stock" means the Common Stock of the Company, $.01 par value.

(h)
"Company" means Manufactured Housing Properties Inc.

(i)
"Continuing Directors" mean the individuals constituting the Board as of the date this Plan was approved and any subsequent directors whose election or nomination for election by the Company's Stockholders was approved by a vote of two-thirds of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(j)
"Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

(k)
"Excluded Holder" means (a) any Person who at the time this Plan was approved was the beneficial owner of 20% or more of the outstanding Common Stock; or (i) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

(l)
"Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award or Tax Benefit Right to a Participant pursuant to the Plan.

(m)
"Market Value" of Common Stock means (a) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date; (b) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Stock on a given date; and (c) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

(n)
"Participant" means any officer of the Company, its divisions or its Subsidiaries, any employee of the Company, its divisions or its Subsidiaries, any nonemployee director of the Company, or any adviser or consultant rendering services to or for the Company, its divisions or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

(o)
"Permitted Successor" means a Company which, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 60% or more of the outstanding common stock of the Company and the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the Company or the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the Company, any Subsidiary of the Company and any Employee Benefit Plan of the Company or any such Subsidiary or any trust holding common stock or other securities of the Company pursuant to the terms of any such Employee Benefit Plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

(p)
"Person" has the same meaning asset forth in Sections 13(d) and 14(d) (2) of the Act.

(q)
"Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

(r)
"Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

(s)
“Restricted Stock Unit” and “RSU” means an agreement between the Company and a Participant for the Company to issue Restricted Stock to the Participant a specified point in the further.

(t)
"Retirement" means the voluntary termination of all employment by a Participant, or the voluntary termination of a Participant as a director of the Company (as applicable), after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

(u)
"Stock Appreciation Right" and “SAR” means any right granted to a Participant pursuant to Section 6 of the Plan.

(v)
"Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 9 of the Plan.

(w)
"Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

(x)
"Subsidiary" means any Company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

(y)
"Tax Benefit Right" means any right granted to a Participant pursuant to Section 10 of the Plan.

ARTICLE THREE

ADMINISTRATION

3.1           Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

3.2           Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and the extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3           Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

3.4           Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

ARTICLE FOUR

SHARES SUBJECT TO THE PLAN

4.1           Number of Shares. Subject to adjustment as provided in Section 4.2 of the Plan, a maximum of One Million (1,000,000) shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.

4.2           Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated.

ARTICLE 5

STOCK OPTIONS

5.1           Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares, if any, that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each participant. The Committee may designate whether a Stock Option awarded to an employee is to be considered an incentive stock option as defined in Section 422(b) of the Code. In no event shall the aggregate Market Value (determined at the time the option is awarded) of Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Subsidiaries) exceed $100,000. Any options granted in excess of this limit shall be treated as nonqualified stock options.

5.2           Stock Option Agreements. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

5.3           Stock Option Price. The per share Stock option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; provided, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

5.4           Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

5.5           Stock Options Granted to Ten Percent Stockholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of five (5) years from the date of grant of the Stock option is prohibited by its terms.

5.6           Limits on Exercisability. Stock options shall be exercisable for such periods, not to exceed ten years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7           Restrictions on Transferability.

(a)
General. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock option granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) non-qualified stock options with or without tandem Stock Appreciation Rights may be transferred by a Participant to Permitted Transferees, and may be exercised either by the Participant, his guardian or legal representative, or by a Permitted Transferee, provided, that as a condition to any such transfer the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Incentive Award a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. "Permitted Transferees" means a member of a Participant’s immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include Participant’s spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

(b)
Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

5.9
Termination of Status.

(a)
General. If an employee ceases to be employed by the Company or one of its Subsidiaries for any reason, if a director ceases to serve as a director of the Company for any reason, or if a consultant ceases rendering services for the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, or termination for Cause, the Participant may exercise his Stock Options only for a period of three months after such termination of employment, director or consultant status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents, or the terms of the stock option agreement or grant provide otherwise, or as provided in this Article Five with respect to nonqualified stock options. For purposes of the Plan, the following shall not be deemed a termination of employment status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) an employee's leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) an employee's leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract.

(b)
Death. If a Participant dies either while an employee of the Company or one of its Subsidiaries or after the termination of employment other than for Cause but during the time when the Participant could have exercised a Stock Option under the Plan, or if a director or consultant dies while serving as a director or consultant of the Company or after ceasing to be a director or consultant but during such time as the director, former director, consultant or former consultant could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant shall be exercisable by the personal representative of such Participant or such other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment or status as a director or consultant, whichever first occurred, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.

(c)
Disability. If a Participant ceases to be an employee, director or consultant of the Company or one of its Subsidiaries, due to the Participant's disability, the Participant may exercise a Stock Option for a period of one year following such termination of employment, director or consultant status, but only to the extent that the Participant or director was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

(d)
Participant Retirement. If a Participant Retires as an employee of the Company or one of its Subsidiaries or if a director retires, any nonqualified Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the stock option agreement or grant provide otherwise.

(e)
Termination for Cause. If a Participant is terminated for Cause, the Participant shall have no further right to exercise any Stock Option previously granted, unless the Committee and the Board determine otherwise.

5.10           Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchase of the shares of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution thereof; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law or regulation, or rule of any governmental agency.

ARTICLE SIX

STOCK APPRECIATION RIGHTS

6.1           Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Right may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under Article Five of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

6.2           Exercise; Payment. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. The Committee shall have discretion to determine the form of payment made upon exercise of a Stock Appreciation Right, which could take the form of shares of Common Stock.

ARTICLE SEVEN

RESTRICTED STOCK

7.1           Grant. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it deems appropriate.

7.2
Termination of Employment Status.

(a)
General. In the event of termination of employment status during the Restricted Period for any reason other than death, disability, Retirement or termination for Cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company; provided, that in the event of a voluntary or involuntary termination of the employment status of a Participant by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate. For purposes of the Plan, the following shall not be considered a termination of employment status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed of 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract.

(b)
Death, Retirement of Disability. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise, in the event a Participant terminates his employment with the Company because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability or Retirement of the Participant.

(c)
Termination for Cause. If a Participant's employment is terminated for Cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company, unless the Committee and the Board determine otherwise.

7.3
Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his guardian or legal representative.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

7.4            Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Cap Rock Energy Company's 1998 Stock Incentive Plan (the "Plan"). A copy of the Plan is on file in the office of the Secretary of the Company. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.

7.5           Representations and Warranties. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

7.6           Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Article Seven of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.

ARTICLE EIGHT

RESTRICTED STOCK UNITS

8.1
Grant. A Participant may be granted one or more Restricted Stock Units under the Plan and such RSU’s shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Any RSU issued pursuant to the Plan will be a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock solely for purposes of the Plan and this Award Agreement. Each RSU issued pursuant to the Plan shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such RSU vests pursuant to the applicable RSU award agreement.

8.2           Treatment and Restrictions. RSU’s issued pursuant to the Plan shall not be treated as property or as a trust fund of any kind and shall be subject to the same restrictions and conditions as Restricted Stock issued pursuant to the Plan.

ARTICLE NINE

STOCK AWARDS

9.1            Grant. A Participant may be granted one or more Stock Awards under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy or program of the Company or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

9.2          Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.

ARTICLE TEN

TAX BENEFIT RIGHTS

10.1           Grant. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for the Company, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

10.2           Restrictions. A Tax Benefit Right may be granted only with respect to a Stock Option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the Stockholders as of the date of the Plan and may be granted concurrently with or after the grant of the Stock Option. Such rights with respect to outstanding Stock Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing Stock Options.

10.3           Terms and Conditions. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related Stock Option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee.

ARTICLE ELEVEN

CHANGE IN CONTROL

11.1           Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and nonforfeitable.

11.2           Cash Payment for Stock Options. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the securities exchange or market on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with such Change in Control of the Company, over the exercise price per share of such Stock Options.

ARTICLE TWELVE

GENERAL PROVISIONS

12.1           No Rights to Award. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or Participants or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

12.2          Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

12.3          Compliance with Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable taws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.4          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from approving or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

12.5           No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

12.6           Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

12.7           Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.8           Employee’s Agreement to Serve. Each employee of the Company shall, as one of the terms of the Incentive Award, shall agree that such employee will remain in the employ of the Company or a Subsidiary for a period of at least one (1) year from the date on which the Incentive Award shall be granted or issued, as applicable, to such employee; and that such employee will, during such employment, devote such employee's entire time, energy, and skill to the service of the Company or a Subsidiary as may be required by the management thereof, subject to vacations, sick leaves, and military absences. Such employment, subject to the provisions of any written contract between the Company or a Subsidiary and such employee, shall be at the pleasure of the Board of Directors of the Company or a Subsidiary, and at such compensation as the Company or a Subsidiary shall reasonably determine. Any termination of such employee's employment during the period which the employee has agreed pursuant to the foregoing provisions of this Section 15 to remain in employment that is either for cause or voluntary on the part of the employee shall be deemed a violation by the employee of such employee's agreement. In the event of such violation, any Incentive Award held by such employee, to the extent not theretofore exercised, shall forthwith terminate, unless otherwise determined by the Committee. Notwithstanding the preceding, neither the action of the Company in establishing the Plan nor any action taken by the Company, a Subsidiary or the Committee under the provisions hereof shall be construed as granting the employee the right to be retained in the employ of the Company or a Subsidiary, or to limit or restrict the right of the Company or a Subsidiary, as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.

12.9
Adjustments on Changes in Capitalization.

(a)
Changes in Capitalization. Subject to any required action by the Stockholders, the number of shares of Common Stock covered by the Plan, the number of shares of Common Stock covered by each outstanding Incentive Award, the exercise price per share thereof specified in each Incentive Award, and the rights and privileges attendant to any outstanding Incentive Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company after the date such Incentive Award is made.

(b)
Reorganization, Dissolution or Liquidation. Subject to any required action by the Stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Incentive Award shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Incentive Award would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option and each outstanding SAR to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to each Holder, and each Holder shall, in such event, have the right, during the such period of thirty (30) days preceding such termination date, to exercise such Holder's Options and SARs, as applicable, in whole or in part in the manner herein set forth. In the event of any recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to Participants of shares of Common Stock) affecting the Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee may deem appropriate, and the number of shares issuable pursuant to any Option or rights related to any SARs theretofore granted (whether or not then exercisable) and/or the exercise price per share of such Option and/or the rights related to such SARs, as applicable, shall be subject to such adjustment as the Committee may deem appropriate with a view toward preserving the value any of such Option and any such SARs, respectively.

(c)
Change in Par Value. In the event of a change in the Common Stock of the Company as presently constituted, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

(d)
Notice of Adjustments. To the extent that the adjustments set forth in the foregoing paragraphs of this Section 12.9 relate to the capital stock or securities of the Company, such adjustments, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. The Company shall give timely notice of any adjustments made to each holder of any Incentive Award under this Plan and such adjustments shall be effective and binding on the Participant.

12.10                      Effect of Certain Corporate Actions Upon Participants. Except as hereinbefore expressly provided, the holder of an Incentive Award shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, reorganization, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Incentive Award. Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to any Incentive Award granted hereunder upon the occurrence of any of the following events:

(a)
The grant or exercise of any Incentive Awards which may be made (or, in the case of stock options, exercised) under the Plan or under any other employee benefit plan of the Company whether or not such Incentive Awards were outstanding on the date of making of the Incentive Award or thereafter made;

(b)
The sale of any shares of Common Stock in any public offering of securities by the Company, including, without limitation, shares sold upon the exercise of any overallotment option granted to underwriters in connection with such offering;

(c)
The issuance, sale or exercise of any warrants to purchase shares of Common Stock whether or not such warrants were outstanding on the date of making of any Incentive Award or thereafter issued;

(d)
The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities (the "Convertible Securities") whether or not such Convertible Securities were outstanding on the date of the making of the Incentive Award or were thereafter issued or sold;

(e)
The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of an Incentive Award or were thereafter issued or sold; or

(f)
Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

12.11                      Right of Company to Make Adjustments. The grant of an Incentive Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or to suspend, terminate, amend or modify the Plan.

12.12                      No Obligation to Exercise Option or SAR. The granting of an Option or SAR pursuant to the Plan shall impose no obligation upon the Holder to exercise such Option or SAR.

12.13                      Modification, Extension, and Renewal of Options and SARs. Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board may modify, extend or renew outstanding Options and related SARs granted under the Plan, or accept the surrender of outstanding Options and related SARs, if applicable, each to the extent not theretofore exercised. Notwithstanding the foregoing, however, no modification of an Option or SAR shall, without the consent of the Participant, alter or impair any rights or obligations under any Option or SAR theretofore granted under the Plan.

12.14                      Application of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Incentive Awards hereunder will be used for general corporate purposes.

ARTICLE THIRTEEN

TERMINATION AND AMENDMENT

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant. No amendment of the Plan shall, without further approval of the Stockholders of the Company, increase the total number of shares of Common Stock with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted.

ARTICLE FOURTEEN

EFFECTIVE DATE AND DURATION OF THE PLAN

  14.1                      Effective Date of the Plan. The Plan shall become effective on the date of execution hereof, which date is the date the Board approved and adopted the Plan (the "Effective Date"); provided, however, if the Stockholders of the Company shall not have approved the Plan by the requisite vote of the Stockholders within twelve (12) months after the Effective Date, then the Plan shall terminate and all Incentive Awards theretofore granted under the Plan shall terminate and be null and void.

14.2           Termination of the Plan. This Plan shall terminate as of the expiration of ten (10) years from the Effective Date. Incentive Awards may be granted under this Plan at any time and from time to time prior to its termination. Any Incentive Award outstanding under the Plan at the time of its termination shall remain in effect until the Incentive Award shall have been exercised or shall have expired

CERTIFICATION OF ADOPTION

The undersigned duly elected, empowered and authorized undersigned officer of the Company certifies by his signature below that the Effective Date is December 11, 2017.

/s/ Raymond M. Gee Raymond M. Gee Chief Executive Officer and President